UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2018

CA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(800) 225-5224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously reported, on July 11, 2018, CA, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Broadcom Inc., a Delaware corporation (“Broadcom”), and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Broadcom (“Merger Sub”). On November 5, 2018 (the “Effective Date”), Broadcom completed its acquisition of the Company.

Pursuant to the Merger Agreement, the acquisition was structured as a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Broadcom.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) (other than shares of Company Common Stock (i) owned or held in treasury by the Company or owned by Broadcom or Merger Sub, or (ii) owned by any subsidiary of Broadcom or of the Company) was canceled and automatically converted into the right to receive $44.50 per share in cash, without interest (the “Merger Consideration”). The aggregate consideration paid by Broadcom in the Merger was approximately $18.7 billion, without giving effect to the related transaction fees and expenses.

At the Effective Time, each Company option (“Company Option”) that was vested and outstanding as of immediately prior to the Effective Time was cancelled, and the holder of such Company Option became entitled to receive, within five business days following the Effective Date, an amount in cash equal to (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by (ii) the excess (if any) of the Merger Consideration over the per share exercise price applicable to the Company Option.

At the Effective Time, each Company Option that was unvested and outstanding as of immediately prior to the Effective Time was assumed and converted automatically into an option to purchase shares of Broadcom common stock (each such option, an “Adjusted Option”). Each Adjusted Option is subject to the same terms and conditions that were applicable to the Company Option, except that (i) the number of shares of Broadcom common stock, par value $0.001 per share (“Broadcom Common Stock”), subject to the Adjusted Option is equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time, by (B) 0.2010 (the “Equity Award Exchange Ratio”), which ratio was determined as the Merger Consideration divided by the volume weighted average closing sale price per share of Broadcom Common Stock as reported on NASDAQ for the ten consecutive trading days ending on the day immediately preceding the Effective Time, rounded to four decimal places, with any fractional share rounded down to the nearest whole share and (ii) the Adjusted Option has an exercise price per share of Broadcom common stock equal to (A) the per share exercise price for shares of Company Common Stock subject to the corresponding Company Option immediately prior to the Effective Time divided by (B) the Equity Award Exchange Ratio, rounded up to the nearest whole cent.

At the Effective Time, each Company deferred stock unit award (“DSU Award”) that was outstanding immediately prior to the Effective Time and that was held by a non-employee director of the Company vested and was cancelled, and the holder of such DSU Award became entitled to receive, at the time or times elected by the applicable non-employee director, the Merger Consideration in respect of each share of Company Common Stock subject to such DSU Award immediately prior to the Effective Time.

At the Effective Time, subject to and upon the conditions set forth in the Merger Agreement, each Company restricted stock unit award (“RSU Award”) and each Company performance share unit award (“PSU Award”) that was outstanding immediately prior to the Effective Time was assumed and converted automatically into a restricted stock unit award with respect to shares of Broadcom Common Stock (each such award, an “Adjusted RSU Award”). Each Adjusted RSU Award is subject to the same terms and conditions that were applicable to the RSU Award or the PSU Award, as applicable, except that (i) the number of shares of Broadcom Common Stock subject to the Adjusted RSU Award is equal to the product obtained by multiplying (A) the total number of shares of Company Common Stock subject to the RSU Award or the PSU Award (with such number of shares subject to the PSU Award determined based on the achievement of target performance), as applicable, immediately prior to the Effective Time, by (B) the Equity Award Exchange Ratio, with the result rounded up to the nearest whole share and (ii) any Adjusted RSU Award that replaced a PSU Award is no longer subject to any performance based vesting conditions and will instead vest solely based on continued service following the Merger.

At the Effective Time, subject to and upon the conditions set forth in the Merger Agreement, each Company restricted share award (“RS Award”) that was outstanding immediately prior to the Effective Time was assumed and converted automatically into an award of restricted shares of Broadcom Common Stock (each such award, an “Adjusted RS Award”). Each Adjusted RS Award is subject to the same terms and conditions that were applicable to the RS Award, except that the number of shares of Broadcom Common Stock subject to the Adjusted RS award is equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to the RS Award immediately prior to the Effective Time, by (ii) the Equity Award Exchange Ratio, with the result rounded up to the nearest whole share. At the Effective Time, each restricted share of Company Common Stock that was outstanding immediately prior to the Effective Time and underlying a RS Award was cancelled without the payment of any consideration therefor.

Item 1.02 Termination of a Material Definitive Agreement.

On the Effective Date, in connection with the completion of the Merger and as required by the terms of the Merger Agreement, CA prepaid (or caused to be prepaid) in full all obligations outstanding and terminated all commitments under (i) the Amended and Restated Credit Agreement, dated as of June 27, 2017 (the “Revolving Credit Agreement”), among the Company, the lenders and other parties from time to time party thereto and Citibank, N.A., as administrative agent, and (ii) the Amended and Restated Term Loan Agreement, dated as of April 20, 2018 (the “Term Loan Agreement”), among the Company, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, in each case as amended, restated, supplemented or otherwise modified.

The Revolving Credit Agreement initially created a $1.0 billion unsecured revolving credit facility that the Company could draw upon for general corporate purposes. Absent termination (or extension pursuant to its terms), the commitments under the Revolving Credit Agreement would have terminated on June 27, 2022. Borrowings under the Revolving Credit Agreement bore interest, at the Company’s option, at a Base Rate or a Eurodollar Rate, in each case, plus an applicable margin calculated based on the Company’s public debt rating from time to time. The Revolving Credit Agreement contained customary events of default and covenants for borrowings of this type, including two financial covenants: (i) a maximum leverage ratio and (ii) a minimum interest coverage ratio. As of the Effective Date, there were no loans outstanding under the Revolving Credit Agreement. Early termination of the Revolving Credit Agreement did not require payment of any early termination penalties.

The Term Loan Agreement initially created a $300 million unsecured term loan facility, the proceeds of which the Company could use for general corporate purposes. Absent prepayment, the loans under the Term Loan Agreement would have matured on April 20, 2023. Borrowings under the Term Loan Agreement bore interest, at the Company’s option, at a Base Rate or a Eurodollar Rate, in each case, plus an applicable margin calculated based on the Company’s public debt rating from time to time. The Term Loan Agreement contained events of default and covenants substantially consistent with the Company’s Revolving Credit Agreement. As of the Effective Date, the aggregate outstanding principal amount of loans under the Term Loan Agreement was $273.75 million. Early termination of the Term Loan Agreement did not require payment of any early termination penalties and required repayment of approximately $274.1 million in respect of principal, accrued interest and other fees.

The foregoing is only a description of the Revolving Credit Agreement and Term Loan Agreement and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement and Term Loan Agreement, as applicable, copies of which are filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 10, 2013 and Exhibit 10.52 to the Company’s Annual Report on Form 10-K filed on May 9, 2018, respectively, and are incorporated herein by reference.

Many of the lenders under the Revolving Credit Agreement and Term Loan Agreement and/or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services for the Company and its subsidiaries (including in connection with the transactions described in this Current Report on Form 8-K), for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note above is hereby incorporated by reference in its entirety into this Item 2.01.

The description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2018 and which is incorporated herein by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On the Effective Date, the Company notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger. In connection therewith, the Company notified NASDAQ that each outstanding share of Company Common Stock (except as described in Item 2.01) was converted pursuant to the Merger Agreement as set forth in Item 2.01. The Company requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the Company Common Stock and to deregister the Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company Common Stock on NASDAQ was halted prior to the opening of trading on November 5, 2018.

The Company intends to file with the SEC, on Form 15, a certification and notice of termination of the registration of the Company Common Stock under Section 12(g) of the Exchange Act and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger, each share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01 Changes in Control of Registrant.

The information set forth under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

On the Effective Date, as a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Broadcom.

The Merger and the other transactions contemplated by the Merger Agreement were funded by net proceeds from borrowings incurred under that certain Credit Agreement, dated as of the Effective Date, among Broadcom, the lenders and other parties party thereto, and Bank of America, N.A. as administrative agent, together with cash on hand of Broadcom and CA.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Company and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company, in each case to serve until their respective successors are duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Company. As a result, as of the Effective Time, each of the officers and directors of the Company as of immediately prior to the Effective Time ceased to serve as officers or directors, as applicable, of the Company, except that each of Michael P. Gregoire, Kieran McGrath and Anthony Radesca will continue to serve as an officer of the Company until the Company files its Form 10-Q for the quarter ended September 30, 2018.

Prior to the Effective Date, Broadcom and the Company entered into letter agreements with the 17 Company executives who participate in the Company’s Change in Control Severance Policy, including, but not limited to, Mr. Gregoire, Mr. McGrath, Lauren Flaherty, Ava Hahn, Jacob Lamm, Paul Pronsati and Ayman Sayed (the “Company Executives”), that provide that immediately prior to the Effective Time, all unvested Company Options, RSU Awards, PSU Awards and RS awards held by each of the Company Executives will be converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock covered by such Company equity awards (assuming target performance for PSU Awards), less applicable tax withholdings and, in the case of any Company Option, less the aggregate exercise price corresponding to such Company Option.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, as adjusted pursuant to the Merger Agreement, became the certificate of incorporation and bylaws, respectively, of the Company.

Copies of the certificate of incorporation and bylaws of the Company as in effect as of the Effective Time are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 11, 2018, by and among Broadcom Inc., Collie Acquisition Corp. and CA, Inc. (incorporated by reference to Exhibit 2.1 to CA, Inc.’s Form 8-K filed on July 12, 2018)

3.1	Fourth Restated Certificate of Incorporation of CA, Inc.

3.2	Amended and Restated Bylaws of CA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CA, INC.

Date: November 5, 2018	By:	/s/ Michael P. Gregoire
Name: Michael P. Gregoire
Title: Chief Executive Officer